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Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report, dated January 24, 1996 on the consolidated financial statements and supporting schedule of GTE Hawaiian Telephone Company Incorporated and subsidiaries included in this Form 10-K, into the Registration Statement filed on Form S-3 (File No. 33-57743)

                                                             ARTHUR ANDERSEN LLP

Dallas, Texas
March 26, 1996